SECOND AMENDED AND RESTATED BY-LAWS

OF MEDQUIST INC.

Adopted November 8, 2007

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of MedQuist Inc. (the “Corporation”) shall be located at 1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey 08054 unless otherwise established by a vote of a majority of the votes entitled to be cast by the Board of Directors in office and a statement of change is filed in the manner provided by statute.

Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of New Jersey as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1. Annual Meeting. The annual meeting of shareholders shall be held at such date and time and as shall be fixed from time to time by the Board of Directors and stated in the notice of the meeting, at which the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may be required by law or these by-laws or as may properly be brought before the meeting.

Section 2.2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the President, or the Board of Directors. Special meetings shall be held at the date and time as shall be stated in the notice of the meeting.

Section 2.3. Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose shall be held at such place within or without the State of New Jersey as may be determined from time to time by the Board of Directors. Any adjourned session of any meeting of the shareholders shall be held at the place designated in the vote of adjournment.

Section 2.4. Notice of Shareholder Meetings. Except as otherwise provided by law, a written notice of each meeting of shareholders stating the place, day and hour thereof and the purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote thereat and to each shareholder who, by law, by the Certificate of Incorporation or by these by-laws, is entitled to notice. All such notices shall be delivered, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, the Board of Directors, or the officer or persons calling the meeting, and if mailed, such notice shall be deemed delivered when deposited in the United States mail, postage prepaid, and addressed to such shareholder at his, her or its address as it appears in the records of the Corporation. As to any adjourned session of any meeting of shareholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is set for the adjourned meeting, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of shareholders or any adjourned session thereof need be given to a shareholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such shareholder, in person or by proxy, is filed with the records of the meeting or if the shareholder attends such meeting, in person or by proxy, without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or any adjourned session thereof need be specified in any written waiver of notice.

ARTICLE III

QUORUM AND VOTING OF STOCK

Section 3.1. Quorum. The holders of shares entitled to cast a majority of the votes at a meeting, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.  The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawl of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.2. Voting. If a quorum is present, a plurality of the votes properly cast for the election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question unless the vote of a greater number of shares of stock is required by law or the Certificate of Incorporation.

a. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the Certificate of Incorporation.  A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his, her or its agent.

b. Except as otherwise provided in the Certificate of Incorporation, in all elections for directors every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, her or it, for as many persons as there are directors to be elected and for whose election he, she or it has a right to vote.

Section 3.3. Proxy Representation. Every shareholder may authorize another person or persons to act for him, her or it by proxy. Every proxy must be executed in writing by a shareholder or by his, her or its agent. No proxy shall be valid for more than eleven months unless such proxy expressly provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of shareholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

Section 3.4. Inspectors of Election. The Board of Directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.1. Number. The number of directors which shall constitute the whole Board of Directors shall be not less than four (4) nor more than twenty (20). Subject to any rights of holders of preferred stock, the exact number of directors within such maximum and minimum shall be determined by resolution duly adopted by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent directors.

Section 4.2. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws, each director shall hold office until the next annual meeting and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

Section 4.3. Resignation. Any director or member of a committee may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

Section 4.4. Vacancies. Vacancies and any newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by an affirmative vote of a majority of the remaining directors even though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office until the next annual meeting of the shareholders and until his or her successor is elected and qualified or until he or she sooner dies, resigns, is removed or becomes disqualified.

Section 4.5. Powers. The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 4.6. Books and Records. The directors may keep the books and records of the Corporation, except such as are required by law to be kept within the state, outside of the State of New Jersey, at such place or places as they may from time to time determine.

Section 4.7. Compensation. The Board of Directors, by the affirmative vote of a majority of all votes entitled to be cast by the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

Section 4.8. Nomination of Directors. Nominees for election to the Board of Directors shall be selected by the Board of Directors or a committee of the Board of Directors having been delegated the authority to do so.  The Board of Directors or such committee shall consider written recommendations of nominees from shareholders so long as any such recommendation is received by the Secretary of the Company, in the case of an annual meeting, not later than the date specified in the most recent proxy statement of the Company and, provided further, that any such recommendation is accompanied by (i) such information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934, as amended, (ii) a description of any arrangements or understandings among the recommending shareholders and each nominee and any other person or entity with respect to such nomination and (iii) the consent of each nominee to serve as a director of the Company if so elected.  Only persons duly nominated for election to the Board of Directors in accordance with this Section 4.8. and persons for whom proxies have been solicited pursuant to a proxy statement filed pursuant to the Exchange Act shall be eligible for election to the Board of Directors.

ARTICLE V

MEETINGS OF THE BOARD OF DIRECTORS

Section 5.1. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place within or without the State of New Jersey as shall from time to time be determined by the Board. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of shareholders.

Section 5.2. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President, and special meetings shall be called by the Chairman of the Board, the President or the Secretary on the written request of two directors.  Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, e-mail or facsimile) or 48 hours (in the case of notice by overnight courier) or five days (in the case of notice by United States mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held.  Notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.

Section 5.3. Participation in Meetings by Conference Telephone. Any or all directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

Section 5.4. Notice and Waiver of Notice.

a. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

b. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 5.5. Quorum.

a. The presence, in person or by proxy, of a majority of the votes entitled to be cast by the entire Board, or of any committee thereof, shall constitute a quorum for the transaction of business unless a greater or lesser number is required by statute or by the Certificate of Incorporation, except that when the entire Board or a committee thereof consists of one director, then one director shall constitute a quorum.

b. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5.6. Action by Vote. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the Board of Directors or a committee thereof.

Section 5.7. Action Without a Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at a meeting of the Board, or any committee thereof, shall be deemed the action of the Board of Directors or of a committee thereof, if all directors or committee members, as the case may be, execute either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the Corporation.

ARTICLE VI

COMMITTEES OF THE BOARD

Section 6.1. Committees of the Board.

a. The Board of Directors may, by resolution adopted by a majority of the votes entitled to be cast by the entire Board, alter or eliminate the committees of the Board described in Section 6.2. below or designate one or more other committees, each committee to consist of one or more directors.  Any such committee, to the extent provided in such resolution or these by-laws, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  The Board of Directors may, by resolution adopted by a majority of the votes entitled to be cast by the entire Board, fill any vacancy in any such committee, appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members, abolish any such committee at its pleasure, and remove any director from membership on such committee at any time, with or without cause.

b. Each committee of the Board of Directors formed pursuant to this section shall keep regular minutes of its meetings and actions taken at a meeting of any such committees shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting; be made to the Board at its second meeting following such committee meeting unless otherwise required by law to be earlier reported.

Section 6.2. The present standing committees of the Board are as follows:

a. Audit Committee.  The Audit Committee shall be composed of at least two members of the Board as may from time to time be chosen by the Board of Directors, none of whom shall be an employee of the Corporation.  The Audit Committee shall have the authority and responsibility to (a) hire one or more firms of independent public accountants to audit the Corporation’s books, records and financial statements and to review the Corporation’s systems of accounting (including its system of internal controls); (b) discuss with such independent public accountants the results of such audit and review; (c) periodically conduct independent reviews of the Corporation’s systems of accounting (including its system of internal control); and (d) periodically make reports to the Board with respect to its findings. The responsibilities of the Audit Committee may be expanded by the Board of Directors at any time.

b. Nominating Committee.  The Nominating Committee shall be composed of at least two members of the Board as may from time to time be chosen by the Board of Directors.  The Nominating Committee shall (a) make recommendations to the Board with respect to management nominees to the Board, (b) review such shareholder nominees to the Board as may be submitted to the Corporation, and (c) periodically report to the Board with respect to its findings. The responsibilities of the Nominating Committee may be expanded by the Board of Directors at any time.

c. Compensation Committee.  The Compensation Committee shall be composed of at least two members of the Board as may from time to time be chosen by the Board of Directors.  The Compensation Committee shall (a) make recommendations to the Board of Directors with respect to the compensation of the Chief Executive Officer and other executive officers, (b) review and make recommendations to the Board of Directors with respect to the goals and objectives relevant to compensation, and (c) review and make recommendations to the Board of Directors with respect to other compensation matters such as stock option plans, bonus arrangements or other similar matters.  The Compensation Committee shall serve as the committee designated by the Board of Directors to act with respect to any stock option plans adopted by the Corporation. The responsibilities of the Compensation Committee may be expanded by the Board of Directors at any time.

ARTICLE VII

OFFICERS

Section 7.1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary and a Treasurer.  The Board of Directors may also choose one or more Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 7.2. Election. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a Chairman of the Board, a President, a Secretary and a Treasurer, none of whom need be a member of the Board except for the Chairman of the Board.

Section 7.3. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 7.4. Tenure. Each officer of the Corporation shall hold office until his successor is chosen and qualifies, except in the event of his death, resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.  Any two or more offices, other than those of President and Secretary, may be held by the same person.

Section 7.5. Execution of Papers. Either the Chairman of the Board or the President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 7.6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors if present thereat, may appoint between meetings of the Board ad hoc committees to the Board, which appointments shall be subject to the approval of the Board at its next meeting, may make recommendations to the Board with respect to the membership of the committees to the Board, and shall exercise such other powers and perform such other duties as shall be assigned to him or her from time to time by the Board.

Section 7.7. President; Chief Executive Officer; Chief Operating Officer.

a. The President shall, unless otherwise provided by the Board of Directors, be the Chief Executive Officer of the Corporation and he or she shall preside at all meetings of shareholders.  In the absence of the Chairman of the Board, he or she shall preside at all meetings of the Board of Directors if present thereat.  As Chief Executive Officer, he or she shall have general supervision over the affairs of the Corporation, subject to the policies and directives of the Board of Directors, and shall supervise and direct all officers and employees of the Corporation, but may delegate in his discretion any of his powers to any officer or such other executives as he or she may designate.  The President shall also be the Chief Operating Officer of the Corporation and shall have general supervision over and control of the operations and activities of the Corporation, subject to the supervision and control of the Board of Directors, and shall have general supervision and direction of all operating officers and employees of the Corporation, but may delegate in his discretion any of his powers as Chief Operating Officer to any Vice President or such other executives as he or she may designate.  The President shall have such other duties as from time to time may be assigned to him or her by the Board of Directors.

b. Notwithstanding the foregoing, the Board of Directors may appoint a Vice President of the Corporation as the Corporation’s Chief Operating Officer, in which event such Vice President shall have the power, authority and responsibilities prescribed for the Chief Operating Officer in this Section 8.5. and shall be subject to the supervision and control of the Board of Directors and the Chief Executive Officer.

Section 7.8. Vice Presidents. The Vice President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

Section 7.9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all, meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose several supervision he or she shall be.  He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 7.10. Assistant Secretary. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 7.11. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 7.12. Assistant Treasurer. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer and shall perform such other duties and have such other power, as the Board of Directors may from time to time prescribe.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 8.1. Mandatory Indemnification of Directors and Officers.  The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were, or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys’ fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in accordance with such action, suit or proceeding, except as otherwise provided in Section 9.3. hereof.  Persons who were directors or officers of the Corporation prior to the date this Article IX is approved by shareholders of the Corporation, but who do not hold such office on or after such date, shall not be covered by this Section 9.1. A director or officer of the Corporation entitled to indemnification under this Section 9.1. is hereafter called a “person covered by Section 9.1. hereof.”

Section 8.2. Expenses. Expenses incurred by a person covered by Section 9.1. hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 9.3. of Article IX.

Section 8.3. Exceptions. No indemnification under Section 9.2. of or advancement or reimbursement of expenses under Section 9.2. shall be provided to a person covered by Section 9.1. hereof (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (i) were in breach of his duty of loyalty to the Corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in the receipt by such director or officer of an improper personal benefit; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid to, or for the benefit of, such person by an insurance carrier under a policy of liability insurance the premiums for which are paid by the corporation or an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld.  The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 9.1. or advancement or reimbursement of expenses under Section 9.2. but any such additional exception shall not apply with respect to any act or omission which has occurred prior to the date that the Board of Directors in fact adopted such resolution.  Any such additional exception may, at any time after its adoption, be amended, supplemented, waived, or terminated by further resolution of the Board of Directors of the Corporation.

Section 8.4. Continuation of Rights. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 8.5. General Provisions

a. The term “to the fullest extent permitted by applicable law,” as used in this Article IX, shall mean the maximum extent permitted by public policy, common law or statute.  Any person covered by Section 9.1. hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person’s option, (i) on the basis of the applicable law on the date this Article IX was approved by shareholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the act or omission or acts or omissions giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

b. The right of a person covered by Section 9.1. hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 9.2. hereof (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to acts or omissions occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of this Article IX with respect to acts or omissions occurring before such rescission or restrictive modification is adopted.

c. If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation’s primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorney’s fees and costs) of prosecuting such claim.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

d. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under the Certificate of Incorporation or any by-law, agreement, vote of shareholders or directors or otherwise, both as to action in such director’s or officer’s official capacity and as to action in another capacity while holding that office.

e. Nothing contained in this Article IX shall be construed to limit the rights and powers the Corporation possesses under Section 14A:3-5 of the New Jersey Business Corporation Act (as amended from time to time) or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

f. The provisions of this Article IX may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant thereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 9.1. hereof by a written agreement signed by the Corporation and such person.

g. The Corporation shall have the right to appoint the attorney for a person covered by Section 9.1. hereof, provided such appointment is not unreasonable under the circumstances.

Section 8.6. Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, all persons (whether or not directors or officers) in all situations in which such indemnification, advancement or reimbursement of expenses is not made mandatory under Section 9.1. or Section 9.2. hereof, respectively.

Section 8.7. Prior By-Laws. Any by-law provisions which are amended, replaced or repealed by this Article IX shall continue to apply to any breach of performance of duty or any failure of performance of duty by any director or officer to which this Article IX, for any reason, does not apply.

ARTICLE IX

CAPITAL STOCK

Section 9.1. Form of Certificates. The shares of stock of the Corporation shall be represented by certificates or, in accordance with Section 14A:7-11 of the New Jersey Business Corporation Act (as amended from time to time), the Board of Directors may provide by resolution that some or all of the shares of any class or series shall be represented by uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by the New Jersey Business Corporation Act to be set forth or stated on certificates. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical.

Section 9.2. Signatures. All certificates of stock of the Corporation shall be signed by the Chairman of the Board, the President or a Vice-President and by the Treasurer of an Assistant Treasurer, or the Secretary or Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

Section 9.3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in a resolution adopted pursuant to Section 10.1. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such bonds or indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, stolen or destroyed.

Section 9.4. Transfers. Stock shall be transferable in the manner prescribed by law and in these by-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate (or, in the case of uncertificated shares, only by the person listed as the registered owner thereof) or by his attorney lawfully constituted in writing, and upon: (i) in the case of certificated shares, upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued, and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the record owner thereof. Upon surrender to the Corporation or the transfer agent of the Corporation of the certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or, in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof), a new certificate or uncertificated shares shall be issued to the person entitled thereto, and the old certificate or uncertificated shares canceled and the transaction recorded upon the books of the Corporation.

Section 9.5. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of shareholders for any other proper purpose, the Board shall choose in advance a date as the record date for such determination of shareholders.  Any such record date shall in any case be not more than sixty days nor less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If no record date is fixed, the record date for a shareholders’ meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.  When a determination of shareholders’ meeting has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

Section 9.6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote such as owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.

Section 9.7. List of Shareholders. The officer or agent having charge of the transfer books for shares shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting, or adjournment thereof, arranged in alphabetical order within each class, series, or group of shareholders maintained by the Corporation for convenience of reference, with the address of and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  Such list shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of the shareholders.

ARTICLE X

GENERAL PROVISIONS

Section 10.1. Dividends. Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting pursuant to law.  Dividends may be paid in cash, in its bonds, in its own shares or other property including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 10.3. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December in each year, unless otherwise fixed by resolution of the Board of Directors.

Section 10.4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, New Jersey.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XI

AMENDMENTS

Section 11.1. These by-laws may be altered, amended or repealed or new by-laws be adopted by the Board of Directors at any regular or special meeting of the Board.